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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 2, 1997) pertaining to the Cox Radio, Inc. Employee Stock Purchase Plan of our report dated March 7, 1997, with respect to the consolidated financial statements of NewCity Communications, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP
                                              ---------------------
                                                  ERNST & YOUNG LLP


Stamford, Connecticut
May 2, 1997